Exhibit 24.2

MACY’S, INC.

ASSISTANT SECRETARY’S CERTIFICATE

The undersigned, Steven R. Watts, Assistant Secretary of Macy’s, Inc. (the “Company”), does hereby certify in the name of and on behalf of the Company that he is the Assistant Secretary of the Company and that:

Set forth below is a true, complete and correct copy of a resolution adopted by the Board of Directors of the Company at a meeting of the Board of Directors held on March 26, 2026:

RESOLVED FURTHER, that the Authorized Officers be, and they hereby are, authorized, with full power and authority to delegate such authority to one or more attorneys-in-fact or agents acting for any such Authorized Officer pursuant to a power of attorney, to execute and to cause to be filed with the Commission, at such time as the Company is eligible to do so, such Registration Statements and any amendments, supplements, exhibits, applications, statements, reports, certifications or other documents required in connection therewith;

IN WITNESS WHEREOF, I have hereunto signed my name this 9th day of April, 2026.

/s/ Steven R. Watts
Steven R. Watts
Assistant Secretary